UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2019

GIGCAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200 Palo Alto, CA		94303
(Address of Principal Executive Offices)		(Zip Code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIG	The NYSE Stock Market LLC
Warrants to receive one share of Common Stock	GIG.WS	The NYSE Stock Market LLC
Right to receive one-tenth of one share of Common Stock	GIG.RT	The NYSE Stock Market LLC
Units, each consisting of one share of Common Stock, one right and three-fourths of one warrant	GIG.U

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2019, GigCapital, Inc., a Delaware corporation (“GigCapital”), and Kepos Alpha Fund L.P., a Cayman Islands limited partnership (“KAF”), entered into a Forward Share Purchase Agreement (“Purchase Agreement”) pursuant to which GigCapital agreed to purchase the shares of common stock of GigCapital into which the rights of GigCapital (NYSE: GIG.RT) (the “Rights”) held by KAF, including any additional rights (the “Additional Rights”) that KAF may acquire, will convert into upon the closing of GigCapital’s business combination with Kaleyra, S.p.A. (the “Business Combination”) (all such shares, the “Shares”) at the following price: (1) $1.05 per Right for the first 1,000,000 Rights (which reflects $10.50 per Share for the first 100,000 Shares); and (2) $1.07 per Right for the next 3,329,950 Rights (which reflects $10.70 per Share for the next 332,995 Shares). GigCapital agreed to purchase the Shares on the earlier of (A) the sixtieth day after the closing of the Business Combination or (B) February 15, 2020 (the “Closing Date”). As of October 1, 2019, KAF held 579,950 Rights, and KAF may acquire up to 2,750,000 Additional Rights after October 1, 2019 and prior to the closing of the Business Combination.

In exchange for GigCapital’s commitment to acquire the Shares on the Closing Date, KAF agreed to continue to hold, and not to offer, sell, contract to sell, pledge, transfer, assign, or otherwise dispose of, directly or indirectly, or hedge (including any transactions involving any derivative securities of GigCapital and including any Short Sales (as defined below) involving any of GigCapital’s securities), the Rights (including any Additional Rights), and any Shares that the Rights (including any Additional Rights) convert into, until the Closing Date, including not to tender the Rights (or any Additional Rights) to GigCapital in response to any tender offer that GigCapital may commence for the rights. For purposes of the Purchase Agreement, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities and Exchange Act of 1934 (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the forgoing, the parties agreed that KAF shall after the closing of the Business Combination have the right but not the obligation to sell any or all of its Shares into in the open market if the share price equals or exceeds $10.50 per Share. Furthermore, the parties agreed that nothing in the Purchase Agreement shall prohibit Greenhaven from entering into a contract to purchase and/or sell warrants of GigCapital.

The Purchase Agreement contains customary representations, warranties and covenants from the parties. Each party’s obligation to consummate the transactions contemplated by the Purchase Agreement is subject to the consummation of the Business Combination in addition to other customary conditions.

The Purchase Agreement may be terminated: (i) by mutual written consent of GigCapital and KAF; (ii) automatically if GigCapital’s stockholders fail to approve the Business Combination; and (iii) by KAF by giving written notice to GigCapital on the date that is one business day prior to the Closing Date.

The foregoing description is only a summary of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein. The Purchase Agreement is included as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with material information regarding its terms and the transaction. It is not intended to provide any other factual information about GigCapital or KAF. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement; are solely for the benefit of the parties to the Purchase Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of GigCapital or KAF.

As previously disclosed in GigCapital’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2019, GigCapital intends to commence a cash tender offer for the outstanding rights which would be closed in conjunction with the closing of the Business Combination, but pursuant to the terms of the Purchase Agreement, such Rights and Additional Rights would not be tendered by KAF to GigCapital in response to such tender offer.

Pre-Commencement Communications

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of GigCapital’s rights. The anticipated tender offer described in this Current Report on Form 8-K has not yet commenced, and while GigCapital intends to commence the tender offer as soon as reasonably practicable in connection with the filing of the definitive proxy statement, and complete the tender offer, there can be no assurance that GigCapital will commence or complete the tender offer on the terms described in this press release, or at all. If GigCapital commences the tender offer, the solicitation and offer to buy the rights will be made only pursuant to an offer to purchase, letter of transmittal and related materials that GigCapital intends to distribute to its rightsholders and file with the SEC. The full details of the tender offer, including complete instructions on how to tender rights, will be included in the offer to purchase, letter of transmittal and related materials, which will become available to rightsholders upon commencement of the tender offer.

Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding the Purchase Agreement, the Business Combination, the proposed rights tender offer, GigCapital and Kaleyra. All statements, other than statements of historical facts, that address activities, events or developments that GigCapital and/or Kaleyra expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. Such forward-looking statements include, but are not limited to, statements regarding the closing of transactions contemplated in the the Purchase Agreement, closing of the Business Combination, potential capital alternatives or changes to the capital structure of GigCapital, including a tender offer of the rights, and the expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the Business Combination and future business plans of GigCapital and Kaleyra management teams. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are based on certain assumptions and analyses made by the management of GigCapital and/or Kaleyra in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on GigCapital and Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting GigCapital or Kaleyra will be those anticipated and actual results may differ materially from those expressed in this press release due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Business Combination, including that GigCapital stockholders will approve the Business Combination, the ability of the combined company to meet the NYSE’s listing standards, and that the post-combination company will have sufficient capital upon the approval of the Business Combination to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These statements speak only as of the date they are made and none of GigCapital and/or Kaleyra undertakes any obligation to update any forward-looking statements contained in this press release to reflect events or circumstances which arise after the date of this Current Report on Form 8-K.

No Offer or Solicitation

This Current Report on Form 8-K shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Forward Share Purchase Agreement, dated October 1, 2019, by and between GigCapital and Kepos Alpha Fund L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2019

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board